UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2016, Colony Starwood Homes (the “Company”) and Starwood Capital Group Global, L.P. (“Starwood Capital”) and CFI CSFR Investor, LLC, Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC, Manager Holdco, LLC, Colony American Homes Holdings I, L.P., Colony American Homes Holdings II, L.P., Colony American Homes Holdings III, L.P. and Colony American Homes Holdings IV, L.P. entered into an amended and restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement (1) Starwood Capital, in respect of any of the Company’s common shares, $0.01 par value per share (“Common Shares”), that it may receive in connection with any request to redeem the operating partnership units of Colony Starwood Homes Partnership, L.P. it received in connection with the internalization of SWAY Management LLC, and (2) CFI CSFR Investor, LLC, Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC and Manager Holdco, LLC (together with their permitted transferees, the “Colony Holders”), in respect of any of the Common Shares they received in connection with the Company’s merger with Colony American Homes, Inc., may require the Company from time to time to register those Common Shares. Starwood Capital is an affiliate of Barry S. Sternlicht, one of the co-chairmen of our board of trustees, and Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC, Manager Holdco, LLC, Colony American Homes Holdings I, L.P., Colony American Homes Holdings II, L.P., Colony American Homes Holdings III, L.P. and Colony American Homes Holdings IV, L.P. are affiliates of Thomas J. Barrack, Jr., the other co-chairman of our board of trustees.

The Amended and Restated Registration Rights Agreement grants Starwood Capital and the Colony Holders (collectively, the “Holders’) certain rights to demand a registration of some or all of their Common Shares (a “Demand Registration”) or to request the inclusion of some or all of their Common Shares in a registration being affected by the Company for itself or on behalf of another person (a “Piggyback Registration”); in each case subject to customary registration procedures and indemnity provisions. The Company is obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the Securities and Exchange Commission as soon as reasonably practicable thereafter.

The Holders’ ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration within 180 days of the effective date of any prior registration statement and may delay the filing for up to 60 days under certain circumstances.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Common Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Amended and Restated Registration Rights Agreement specifies the order in which Common Shares are to be included, and in the case of Common Shares held by the parties to that agreement, allocates 50% of the Maximum Number to Starwood Capital (Starwood Capital is also allocated any unused allocation of the Colony Holders) and 50% of the Maximum Number to the Colony Holders (the Colony Holders are also allocated any unused allocation of Starwood Capital).

The Amended and Restated Registration Rights Agreement amends and restates the Registration Rights Agreement, dated as of September 21, 2015, among the Company and the other parties thereto.

The foregoing description of the Amended and Restated Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 8.01.	Other Events.

The Company is filing herewith the opinion of Venable LLP as an exhibit to its Registration Statement on Form S-3 (Registration No. 333-214062) (the “Registration Statement”) in connection with the resale from time to time of common shares of beneficial interest, $0.01 par value per share, of the Company by the selling shareholders identified in the prospectus supplement dated October 11, 2016 to the prospectus dated October 11, 2016 (collectively, the “Prospectus”) forming part of the Registration Statement. Such resale will be made under the Registration Statement and the Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Venable LLP

10.1	Amended and Restated Registration Rights Agreement, dated as of October 4, 2016, among Colony Starwood Homes and the other parties named therein

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES

Dated: October 11, 2016	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP

10.1	Amended and Restated Registration Rights Agreement, dated as of October 4, 2016, among Colony Starwood Homes and the other parties named therein

23.1	Consent of Venable LLP (included in Exhibit 5.1)